Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

AssuranceAmerica Corporation

We consent to the incorporation by reference in this Registration Statement on Form S-8 of AssuranceAmerica Corporation of our report, dated March 26, 2010, related to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of AssuranceAmerica Corporation for the year ended December 31, 2009.

/s/ Porter Keadle Moore, LLP

Atlanta, Georgia

May 26, 2010